As filed with the Securities and Exchange Commission on December 6, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DERMA SCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	23-2328753
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 Carnegie Center, Suite 300

Princeton, NJ 08540

(609) 514-4744

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Delaware Corporate Services, Inc.

901 N. Market Street

Wilmington, Delaware 19801

(302) 482-4271

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Todd E. Mason

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017

(212) 908-3946

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-173870

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(4)
Common stock, $0.01 par value	—	—	—	—
Warrants	—	—	—	—
Total			$6,068,750	$827.78

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act").
(2)	The Registrant previously registered common stock and warrants with an aggregate offering price of $50,000,000 on a Registration Statement on Form S-3 (File No. 333-173870) , as amended, which was declared effective May 20, 2011. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of common stock and warrants having a proposed maximum aggregate offering price of $6,068,750 is hereby registered representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-173870). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-173870) exceed those registered under such registration statements.
(3)	The securities registered hereunder also include such indeterminate number of shares of common stock of the Registrant as may be issued upon conversion, exchange or exercise of other securities registered hereunder. Separate consideration may or may not be received for the shares of common stock issuable upon such conversion, exchange or exercise.
(4)	Calculated in accordance with Rule 457(o). Represents the registration fee only for the additional amount of securities being represented hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-173870), as amended, for which a fee of $5,805 was paid.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional $6,068,750 of securities of Derma Sciences, Inc. (the "Company"), for the offering pursuant to the Registration Statement on Form S-3 of the Company (File No. 333-173870) filed with the Securities and Exchange Commission on May 3, 2011, which was previously declared effective by the Commission on May 20, 2011, at 1:00 p.m. The contents of the Registration Statement No. 333-173870 are hereby incorporated by reference into this Registration Statement in its entirety, including each of the documents we filed with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The maximum underwriting compensation will not exceed 8% for any offering under this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

5.1	Opinion of Thompson Hine LLP

23.1	Consent of KPMG LLP

23.2	Consent of Thompson Hine LLP (contained in its opinion filed as Exhibit 5.1)

24.1	Power of attorney (incorporated by reference to Registrants' Registration Statement on Form S-3, File No. 333-173870)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, the State of New Jersey, on the 6th day of December, 2012.

DERMA SCIENCES, INC.

By:	/s/ Edward J. Quilty
Edward J. Quilty
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated and on December 6, 2012.

Signature	Title

/s/ Edward J. Quilty	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
Edward J. Quilty

/s/ John E. Yetter, CPA	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
John E. Yetter, CPA

/s/ **	Director
Srini Conjeevaram

/s/ **	Director
Stephen T. Wills, CPA, MST

/s/ **	Director
James T. O’Brien

/s/ **	Director
C. Richard Stafford, Esq.

/s/ **	Director
Robert G. Moussa

/s/ Paul M. Gilbert	Director

/s/ **	Director
Bruce F. Wesson

/s/ **
Brett Hewlett	Director

** /s/ Edward J. Quilty
Edward J. Quilty
Attorney-in-fact